As filed with the Securities and Exchange Commission on June 10, 2011

                                                                                                        Registration No. ______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACETO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or other Jurisdiction of Incorporation)

11-1720520
(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, New York	11050
(Address of Principal Executive Offices)	(Zip Code)

Aceto Corporation 2010 Equity Participation Plan
(Full Title of the Plan)

Albert L. Eilender Chief Executive Officer Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050 (Name and Address of Agent for Service)	Copy to: Steven J. Kuperschmid, Esq. Certilman Balin Adler & Hyman, LLP 90 Merrick Avenue East Meadow, New York 11554 516-296-7055
(516) 627-6000 (Telephone Number, Including Area Code, Of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non accelerated filer ☐	Small reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	1,938,000(1)	$6.905(2)	$ 13,381,890(2)	$1,553.64
Common Stock, par value $.01 per share	62,000(3)	$6.905(2)	$428,110(2)	$49.71
Total	2,000,000		$13,810,000	$1,603.35

(1)
This Registration Statement covers 1,938,000 shares of Common Stock available for issuance under the Aceto Corporation 2010 Equity Participation Plan (the “2010 Plan”).  This Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issued under the 2010 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction that results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)
Calculated solely for purposes of the registration fee for this offering and in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act 1933, as amended, on the basis of the average of the high and low prices of the registrant’s common stock as reported by The NASDAQ Stock Market on June 3, 2011.

(3)	This Registration Statement covers the resale of 62,000 shares of Common Stock issued under the 2010 Plan as time vested restricted stock awards.

EXPLANATORY NOTE

This registration statement covers

•	the issuance of up to 1,938,000 common stock

▪	issuable upon the exercise of options granted and which may be granted under the 2010 Plan,

▪	which may be issued as restricted stock grants or as restricted stock units under the 2010 Plan, and

▪	which may be issued as stock bonuses under the 2010 Plan.

•	The resale of 62,000 common stock issued as time vested restricted stock awards under the 2010 Plan.

Pursuant to General Instruction C of Form S-8, this Registration Statement contains (as Annex A hereto) a prospectus meeting the requirements of Part I of Form S-3 relating to resale of 62,000 shares of the Registrant’s common stock acquired under the Registrant’s 2010 Plan as described above.

PART I

INFORMATION REQUIRED BY SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent out or given to employees eligible to participate in the 2010 Plan as specified in Rule 428(b)(1) of the Securities Act.  Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation by Reference.

The following documents filed by the Aceto Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated in this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the Commission on September 10, 2010;

(b)	the Company’s Current Report on Form 8-K, filed with the Commission on September 10, 2010;

(c)	the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2010;

(d)	the Company’s Current Report on Form 8-K, filed with the Commission on September 20, 2010;

(e)	the Company’s Current Report on Form 8-K, filed with the Commission on September 30, 2010;

(f)	the Company’s Current Report on Form 8-K, filed with the Commission on October 14, 2010;

(g)	the Company’s Amended Current Report on Form 8-K, filed with the Commission on October 18, 2010;

(h)	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Commission on November 5, 2010;

(i)	the Company’s Current Report on Form 8-K, filed with the Commission on November 5, 2010;

(j)	the Company’s Current Report on Form 8-K, filed with the Commission on December 8, 2010;

(k)	the Company’s Current Report on Form 8-K, filed with the Commission on December 20, 2010.

(l)	the Company’s Current Report on Form 8-K, filed with the Commission on January 5, 2011;

(m)	the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2010, filed with the Commission on February 4, 2011;

(n)	the Company’s Current Report on Form 8-K, filed with the Commission on February 4, 2011;

(o)	the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2011;

(p)	the Company’s Amended Current Report on Form 8-K, filed with the Commission on March 14, 2011;

(q)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the Commission on May 6, 2011;

(r)	the Company’s Current Report on Form 8-K, filed with the Commission on May 6, 2011; and

(s)	the Company’s Current Report on Form 8-K, filed with the Commission on May 9, 2011;

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters in connection with the offering of the securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

Item 6.         Indemnification of Directors and Officers

Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney’s fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law (“BCL”).

Article 7 (f) of the Registrant's Restated Certificate of Incorporation provides that a director shall not be liable to the Registrant or its shareholders for damages for (i) any breach of duty in such capacity, except for liability in the event a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director personally gained a financial profit or other advantage to which he was not legally entitled, or that such director's acts violated Section 719 of the BCL, or (ii) any act or omission prior to the adoption of this provision. The Registrant's Bylaws provide that the Registrant shall indemnify directors and officers, to the fullest extent permitted by applicable law for all costs reasonably incurred and any amounts paid in settlement in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Registrant if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the Registrant and in criminal actions and proceedings, and in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                   Exemption from Registration Claimed

Not Applicable.

Item 8.                   Exhibits

5	Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Stock reserved for issuance under the Registrant’s 2010 Equity Participation Plan
15.1	Letter re unaudited interim financial information
23.1	Consent of BDO USA, LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)
24	Powers of Attorney (included in signature page forming a part hereof)

Item 9.                  Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on the 10th day of June, 2011.

ACETO CORPORATION

By: /s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Albert L. Eilender with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/Robert A. Wiesen	Director	June 10, 2011
Robert A. Wiesen

/s/ Hans C. Noetzli	Director	June 10, 2011
Hans C. Noetzli

/s/ William N. Britton	Director	June 10, 2011
William N. Britton

/s/ Richard P. Randall	Director	June 10, 2011
Richard P. Randall

/s/ Vincent G. Miata	Director	June 10, 2011
Vincent G. Miata

/s/ Salvatore Guccione	Director	June 10, 2011
Salvatore Guccione

ANNEX A

REOFFER PROSPECTUS
________________

ACETO CORPORATION

62,000 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 62,000 shares of our common stock, $0.01 par value per share, by the selling stockholders listed in this prospectus.  The selling stockholders acquired such shares pursuant to grants made under the Aceto Corporation 2010 Equity Participation Plan (the “Plan”).

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders.  The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933 (the “Securities Act”).  If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ACET”.  On June 3, 2011 the last reported sale price of our common stock was $7.05 per share.

Investing in shares of our common stock involves a high degree of risk.  See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission (the “Commission”), including those set forth in our Annual Report on Form 10-K for the year ended June 30, 2010, for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Aceto Corporation
4 Tri Harbor Court
Port Washington, New York 11050

This prospectus is dated June 10, 2011.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere either in this prospectus or in the documents incorporated by reference.  It does not contain all the information that may be important to you in making an investment decision and should be read together with the more detailed information contained elsewhere in this prospectus.  You should read this entire prospectus carefully, including the sections entitled “Risk Factors”, our financial statements and related notes included elsewhere in this prospectus, and the Company’s reports which are filed with the Commission and which are incorporated by reference in this prospectus.  In this prospectus, unless the context requires otherwise, references to “Aceto,” “the Company,” “the Issuer,” “we,” “our,” or “us” refer to Aceto Corporation, the issuer of the common stock offered hereby and its consolidated subsidiaries.

The Company

Aceto Corporation is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products.  Our business is organized along product lines into three principal segments: Health Sciences, Specialty Chemicals and Crop Protection.

The Health Sciences segment is our largest segment in terms of both sales and gross profits. Products that fall within this segment include active pharmaceutical ingredients (APIs), pharmaceutical intermediates, and nutraceuticals.

The Specialty Chemicals segment is a supplier to the many different industries that require outstanding performance from chemical raw materials and additives.  Specialty Chemicals include a variety of chemicals used in plastics, resins, adhesives, coatings, food, flavor additives, fragrances, cosmetics, metal finishing, electronics, air-conditioning systems and many other areas.  Dye and pigment intermediates are used in the color-producing industries such as textiles, inks, paper, and coatings.

Finally, the Crop Protection segment sells herbicides, fungicides, insecticides, and other agricultural chemicals to customers, primarily located in the United States and Western Europe

Aceto Corporation was incorporated under the name Aceto Chemical Co. Inc. in New York in June of 1947.

Aceto’s executive offices are located at 4 Tri Harbor Court, Port Washington, New York 11050 and its telephone number is (516) 627-6000.

RISK FACTORS

Investing in our Common Stock involves certain risks.  Please see the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Commission on September 10, 2010, which is incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

The Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospectus and make informed investment decisions.  These forward-looking statements include all matters that are not historical facts.  This prospectus and the documents incorporated by reference contain these types of statements.  Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, “plan”, or “continue” or the negative variations thereof or comparable terminology are intended to identify forward-looking statements.

These forward-looking statements involve certain known and unknown risks and uncertainties.  The section entitled “Risk Factors” in this prospectus and the risk factors disclosed in our Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Commission on September 10, 2010, which is incorporated by reference into this prospectus, detail some of these risks.  These risks and uncertainties are not exhaustive.  New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact that these factors will have on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward looking statements.

Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the uncertainty of any risk resulting from such uncertainty in connection with any forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus in the case of forward-looking statements made in those incorporated documents.  Readers are also urged to carefully review and consider the various disclosures made by Aceto which attempt to advise interested parties of the factors which affect Aceto’s business, including, among other things, the disclosures made under the caption “Risk Factors” of this prospectus and the risk factors included in our Annual Report on Form 10-K for the year ended June 30, 2010.  Except for our ongoing obligation to disclose material information under U.S. federal securities laws, we undertake no obligation to release publically any revisions to any forward-looking statements, to report events, or to report the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from sales of shares of our Common Stock by the selling shareholders.

SELLING STOCKHOLDERS

Name	Common Shares Beneficially Owned Before Offering	Number of Common Shares Offered For Sale	Common Shares to be Beneficially Owned After Offering
			Number	Percent of Outstanding
Albert L. Eilender (1)	116,981 (17)	12,000	104,981	*
Vincent G. Miata (2)	165,540 (18)	8,000	157,540	*
Douglas A. Roth (3)	110,310 (19)	8,000	102,310	*
Frank DeBenedittis (4)	136,881 (20)	4,000	132,881	*
Michael Feinman (5)	119,317 (21)	3,000	116,317	*
Roger Weaving (6)	76,255 (22)	4,000	72,255	*
Raymond Bartone (7)	35,264 (23)	3,000	32,264	*
Terry Steinberg (8)	100,907 (24)	2,000	98,907	*
Brian Shapiro (9)	48,247 (25)	3,000	45,247	*
Edward Kelly (10)	41,226 (26)	2,000	39,226	*
Jan Van Eis (11)	18,064 (27)	3,000	15,064	*
Terry Kippley (12)	25,714 (28)	2,000	23,714	*
Albert Miseje (13)	47,082 (29)	2,000	45,082	*
Keith Wilkinson (14)	29,565 (30)	2,000	27,565	*
Peter Tomasino (15)	34,350 (31)	2,000	32,350	*
James Sammer (16)	25,185 (32)	2,000	23,185	*
___________________
* Less than 1%

1.	Albert Eilender is a Director, Chairman of the Board and Chief Executive Officer of the Company.
2.	Vincent G. Miata is a Director, President and Chief Operating Officer of the Company.
3.	Douglas A. Roth is the Chief Financial Officer and Senior Vice President of the Company.
4.	Frank DeBenedittis is a Senior Vice President of the Company.
5.	Michael Feinman is the President of a wholly-owned subsidiary and a Senior Vice President of the Company.
6.	Roger Weaving is a Senior Vice President of the Company.
7.	Raymond Bartone is a Vice President of the Company.

8.	Terry Steinberg is a Vice President of the Company.
9.	Brian Shapiro is a Vice President of a wholly-owned subsidiary of the Company.
10.	Edward Kelly is an Assistant Vice President and Controller of the Company.
11.	Jan Van Eis is a Vice President of the Company.
12.	Terry Kippley is a Vice President of a wholly-owned subsidiary of the Company.
13.	Albert Miseje is a Vice President of the Company.
14.	Keith Wilkinson is a Vice President of the Company.
15.	Peter Tomasino is an Assistant Vice President of the Company.
16.	James Sammer is an Assistant Vice President of the Company.
17.	Includes 65,605 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 12,000 shares of unvested restricted stock.
18.	Includes 108,000 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 9,167 shares of unvested restricted stock.
19.	Includes 68,650 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 9,167 shares of unvested restricted stock.
20.	Includes 89,500 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 5,167 shares of unvested restricted stock.
21.	Includes 89,500 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 4,167 shares of unvested restricted stock.
22.	Includes 49,864 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 4,667 shares of unvested restricted stock.
23.	Includes 25,500 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 3,667 shares of unvested restricted stock.
24.	Includes 69,377 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,667 shares of unvested restricted stock.
25.	Includes 34,750 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 3,667 shares of unvested restricted stock.
26.	Includes 20,875 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,400 shares of unvested restricted stock.
27.	Includes 14,001 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 3,000 shares of unvested restricted stock.
28.	Includes 22,750 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,400 shares of unvested restricted stock.
29.	Includes 34,815 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,667 shares of unvested restricted stock.
30.	Includes 24,000 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,667 shares of unvested restricted stock.
31.	Includes 25,950 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,400 shares of unvested restricted stock.
32.	Includes 20,875 shares which underlie options which are currently exercisable or are exercisable within sixty (60) days and 2,400 shares of unvested restricted stock.

PLAN OF DISTRIBUTION

Shares of our Common Stock covered by this prospectus may be sold by the selling shareholders, or by pledges, donees, transferees or other successors in interest, either pursuant to the registration statement of which this prospectus forms a part, or, if available, under Section 4(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Rules 144 or 145 promulgated under the Securities Act.

To Aceto’s knowledge, this offering is not being underwritten.  We believe that a selling shareholder, directly or through agents designated from time to time, or through broker-dealers or underwriters also to be designated (who may purchase as principal and resell for their own account), may sell the Common Stock from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions on the Nasdaq Global Select Market or on any other market or stock exchange on which the Common Stock may be listed in the future pursuant to and in accordance with the applicable rules of that market or exchange or otherwise.  The selling price of the Common Stock may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.  From time to time, to the extent permitted by applicable law, the selling shareholder may engage in short sales against the box, puts and calls and other transactions in securities of Aceto or derivatives of Aceto’s securities, and may sell and deliver the Common Stock in connection therewith.

The selling shareholders may also pledge Common Stock as collateral for margin accounts, and such Common Stock could be resold pursuant to the terms of such accounts.  Resales or reoffers of the Common Stock by the selling shareholders must be accompanied by a copy of this Prospectus.

The selling shareholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them, and any discounts, commissions or concessions received by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be $15,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. Any underwriting discounts or commissions, broker fees, and transfer taxes and stamp duties associated with the sale of our shares of common stock registered pursuant to this prospectus may be paid by the selling stockholder, or its affiliates, or by either of their designees, or by a purchaser of our shares of common stock on whose behalf such broker-dealer may act as agent. We will indemnify the selling stockholder and certain of its affiliates against liabilities, including some liabilities under the Securities Act, in accordance with the sell-down registration rights agreement. We may be indemnified by underwriters used to sell the shares of our common stock against liabilities that may arise from any written information furnished to us by such underwriter specifically for use in this prospectus, in accordance with the sell-down registration rights agreement.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of the purchasers other than our affiliates.

Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Matters relating to the legality of the securities being offered hereby are being passed upon for Aceto by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

EXPERTS

The financial statements of Aceto Corproation as of June 30, 2010 and 2009 and for the three years ended June 30, 2010 included in the Company’s Annual report filed on Form 10-K, which is incorporated by reference in this prospectus, have been audited by BDO USA, LLP, independent registered public accountants, as set forth in their report thereon appearing therein and are incorporated herein by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Aceto with the Commission under the Exchange Act are incorporated in this prospectus by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the Commission on September 10, 2010;

(b)	the Company’s Current Report on Form 8-K, filed with the Commission on September 10, 2010;

(c)	the Company’s Current Report on Form 8-K, filed with the Commission on September 14, 2010;

(d)	the Company’s Current Report on Form 8-K, filed with the Commission on September 20, 2010;

(e)	the Company’s Current Report on Form 8-K, filed with the Commission on September 30, 2010;

(f)	the Company’s Current Report on Form 8-K, filed with the Commission on October 14, 2010;

(g)	the Company’s Amended Current Report on Form 8-K, filed with the Commission on October 18, 2010;

(h)	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Commission on November 5, 2010;

(i)	the Company’s Current Report on Form 8-K, filed with the Commission on November 5, 2010;

(j)	the Company’s Current Report on Form 8-K, filed with the Commission on December 8, 2010;

(k)	the Company’s Current Report on Form 8-K, filed with the Commission on December 20, 2010.

(l)	the Company’s Current Report on Form 8-K, filed with the Commission on January 5, 2011;

(m)	the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2010, filed with the Commission on February 4, 2011;

(n)	the Company’s Current Report on Form 8-K, filed with the Commission on February 4, 2011;

(o)	the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2011;

(p)	the Company’s Amended Current Report on Form 8-K, filed with the Commission on March 14, 2011;

(q)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the Commission on May 6, 2011;

(r)	the Company’s Current Report on Form 8-K, filed with the Commission on May 6, 2011; and

(s)	the Company’s Current Report on Form 8-K, filed with the Commission on May 9, 2011;

All documents after the date of this prospectus and filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ADDITIONAL INFORMATION

Aceto will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference.  Requests for such copies should be directed to Steven Rogers, Secretary, 4 Tri Harbor Court, Port Washington, New York 11050 (telephone number 516-627-6000).  Aceto maintains an Internet site located at http://www.aceto.com.

The public may read and copy any materials filed with the Securities and Exchange Committee at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Conference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information states, and other information regarding issuers that file electronically with the SEC.